UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): January 28, 2020
RGC RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $5 Par Value	RGCO	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 if the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 7.01.    REGULATION FD DISCLOSURE.

On January 28, 2020, RGC Resources, Inc. ("Resources") issued a press release announcing the receipt of the Final Rate Order ("Order") on the general rate application for its utility subsidiary, Roanoke Gas Company ("Roanoke Gas"). In the Order dated January 24, 2020, The State Corporation Commission ("SCC") approved a gross rate increase of $7.25 million, which included a 9.44% return on equity. The Order indicated the SCC's determination that expenditures to connect to the Mountain Valley Pipeline were prudent but also denied Roanoke Gas recovery on a portion of their regulatory assets.

Roanoke Gas filed for its general rate application in November 2018 requesting an increase in non-gas rate of $10.5 million. Beginning in January 2019, Roanoke Gas implemented these new rates subject to refund. The requirements of the Order did not materially impact Resources net income as the Company had previously incorporated an estimate for potential refunds to customers. Resources will adjust its refund estimate to include the effect of the Order in its condensed consolidated financial statements to be included in its quarterly report on Form 10-Q for the quarter ended December 31, 2019. Roanoke Gas also expects to issue a one-time refund to customers in either February or March 2020.

ITEM 9.01.    FINANCIAL STATEMENT AND EXHIBITS.

(d)    Exhibits.

99.1	Press release on receipt on rate case final order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: January 29, 2020	By: /s/ Paul W. Nester
Paul W. Nester
Vice President, Secretary, Treasurer and CFO